POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul A. Bachtold, John A. Blaisdell, Robert S. Naka, Christopher R. Arnold, Jeremy L. Radcliffe, and Barbara Tolle, each an officer of SALIENT MF TRUST and FORWARD FUNDS (each a “TRUST” and collectively, the “TRUSTS”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-1A of the Trusts, and any amendments to the Registration Statement, including post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (File Nos. 333-180225; 033-48940), the Securities Exchange Act of 1934 and the Investment Company Act of 1940 (File Nos. 811-22678; 811-06722); and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Julie Allecta	Trustee	January 26, 2016
Julie Allecta

/s/ John A. Blaisdell	Trustee	January 26, 2016
John A. Blaisdell

/s/. Karin B. Bonding	Trustee	January 26, 2016
Karin B. Bonding

/s/ Jonathan Carroll	Trustee	January 26, 2016
Jonathan P. Carroll

/s/ A. John Gambs	Trustee	January 26, 2016
A. John Gambs

/s/ Dr. Bernard A. Harris Jr.	Trustee	January 26, 2016
Dr. Bernard A. Harris, Jr.

/s/ Cecilia H. Herbert	Trustee	January 26, 2016
Cecilia H. Herbert

/s/ Richard C. Johnson	Trustee	January 26, 2016
Richard C. Johnson

/s/ Haig G. Mardikian	Trustee	January 26, 2016
Haig G. Mardikian

/s/ G. Edward Powell	Trustee	January 26, 2016
G. Edward Powell

/s/ Jeremy L. Radcliffe	Trustee	January 26, 2016
Jeremy L. Radcliffe

/s/ Scott E. Schwinger	Trustee	January 26, 2016
Scott E. Schwinger